UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2010

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546-29	98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the offering described under Item 2.03 below, on November 9, 2010, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”) entered into a registration rights agreement with J.P. Morgan Securities LLC (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuers will use their reasonable best efforts to register with the SEC exchange notes having substantially identical terms as the notes described under Item 2.03 below and to exchange freely tradable exchange notes for such notes within 360 days after October 12, 2010 (the “effectiveness target date”).

If the Issuers fail to meet the effectiveness target date (a “registration default”), the annual interest rate on the notes will increase by 0.25% for each 90-day period during which the default continues, up to a maximum additional interest rate of 1.0% until the registration default is cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 4.1(b).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 9, 2010, the Issuers issued $330 million aggregate principal amount of their 7.75% Senior Notes due 2018 (the “Notes”), which mature on October 15, 2018. The Notes are guaranteed by The Nielsen Company B.V., VNU Intermediate Holding B.V., Nielsen Holding and Finance B.V. and, subject to certain exceptions, each of their direct and indirect wholly-owned subsidiaries other than the Issuers (the “Guarantors”).

The Notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”), dated as of November 9, 2010, to the indenture, dated October 12, 2010, among the Issuers, the Guarantors and Law Debenture Trust Company of New York, as trustee, relating to the Issuers’ existing 7.75% Senior Notes due 2018 (the “Indenture”). Interest on the Notes will accrue from October 12, 2010.

The Notes are of the same series as the Issuers’ previously outstanding $750 million in aggregate principal amount of 7.75% Senior Notes due 2018 and will trade interchangeably with such notes.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the Indenture, attached hereto as Exhibit 4.1(a) and filed as Exhibit 4.1(a) to the Company’s Current Report on Form 8-K dated October 14, 2010, respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1(a) — First Supplemental Indenture, dated as of November 9, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York.

Exhibit 4.1(b) — Registration Rights Agreement, dated as of November 9, 2010, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein), and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010

THE NIELSEN COMPANY B.V.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	Chief Legal Officer